Exhibit 99.2
THE WILLIAMS COMPANIES, INC.
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

		ADDITIONS
		Charged to
	Beginning	Cost and						Ending
	Balance	Expenses		Other		Deductions		Balance
	(Millions)
Year ended December 31, 2008:
Allowance for doubtful accounts — accounts and notes receivable(a)	$27	$15		$—		$2	(d)	$40
Deferred tax asset valuation allowance(a)	57	(9)		—		33	(d)	15
Price-risk management credit reserves — assets(a)	1	1	(e)	4	(g)	—		6
Price-risk management credit reserves — liabilities(b)	—	(16	)(e)	1	(g)	—		(15)
Year ended December 31, 2007:
Allowance for doubtful accounts — accounts and notes receivable(a)	15	12		—		—		27
Deferred tax asset valuation allowance(a)	36	21		—		—		57
Price-risk management credit reserves — assets(a)	7	(6	)(e)	—		—		1
Processing plant major maintenance accrual	8	—		—		8	(c)	—
Year ended December 31, 2006:
Allowance for doubtful accounts — accounts and notes receivable(a)	86	4		(66	)(f)	9	(d)	15
Deferred tax asset valuation allowance(a)	37	(1)		—		—		36
Price-risk management credit reserves — assets(a)	15	(8	)(e)	—		—		7
Processing plant major maintenance accrual(h)	7	2		—		1		8

(a)	Deducted from related assets.

(b)	Deducted from related liabilities.

(c)	Effective January 1, 2007, we adopted FASB Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities. As a result, we recognized as other income an $8 million reversal of an accrual for major maintenance on our Geismar ethane cracker. We did not apply the FSP retrospectively because the impact to our 2007 earnings, as well as the impact to prior periods, is not material. We have adopted the deferral method of accounting for these costs going forward.

(d)	Represents balances written off, reclassifications, and recoveries.

(e)	Included in revenues.

(f)	During 2006, $66 million in previously reserved Enron receivables were sold.

(g)	Included in accumulated other comprehensive loss.

(h)	Included in accrued liabilities in 2006.